EXCHANGE AGREEMENT

     THIS EXCHANGE AGREEMENT (hereinafter referred to as this "Agreement"), is entered into as of this 17 day of December 1996, by and among Am-Pac International, Inc., a Nevada corporation (hereinafter referred to as "Am-Pac"); Am-Pac Investments, Inc., a Florida corporation (hereinafter referred to as "Investments"); and Thomas Sweeney, an individual, (hereinafter referred to as "Sweeney.") Sweeney may also be referred to hereafter as the "Shareholder."

                                    Premises

Whereas,  Sweeney owns certain  real  property  and  improvements  described  in
Exhibit 1, attached hereto and incorporated herein, (hereinafter referred to as the "Commercial Lot") and commonly described as 11599 Colonial Drive East, Orlando, Florida, 32817, which is comprised of approximately 5 acres divided into three parcels, including a building currently operated by T&P Investments, Inc. (T&P) as a restaurant/club called the "Frat House;"

Whereas, Sweeney also owns additional land and a residence adjacent to the Commercial Lot, consisting of approximately three acres, and commonly referred to as 11637 Orpington Street, Orlando, Nevada 32817 (This real property and all improvements thereon will hereinafter be referred to as the "Residential Lot," and is more particular described in Exhibit 2, attached hereto and incorporated herein.)

Whereas Am-Pac desires to acquire, and Sweeney wishes to transfer, both the Commercial Lot and the Residential Lot, collectively referred to as the "Real Property,"

Whereas this Agreement contemplates that Sweeney will transfer the Real Property to Investments at or near the time of execution hereof, or as soon thereafter as practical;

Whereas this Agreement provides for the acquisition by Am-Pac of 100% of the issued and outstanding shares of Investments in exchange for $1,690,000 worth of Am-Pac common stock, as defined herein, less the amount of a first lien mortgage on the Residential Lot and certain title policy costs, on the terms and conditions hereinafter provided, all for the purpose of effecting a so-called "tax-free" reorganization pursuant to Sections 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

                                    Agreement

     NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

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                                    ARTICLE I
                   REPRESENTATIONS, COVENANTS, AND WARRANTIES
                           OF INVESTMENTS AND SWEENEY

     As an inducement to, and to obtain the reliance of Am-Pac, Investments and Sweeney represent and warrant as follows:

     Section 1.01 - Organization.Prior to Closing, Investments shall be a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and shall have the corporate power and be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets to carry on the business of real estate development and investment, and shall include qualification to do business as a foreign corporation in the states or countries in which the character and location of the assets owned by it or the nature of the business transacted by it required qualification except where failure to be so qualified would not have a material adverse effect on its business. Included in the Investments Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, as amended, and bylaws of Investments as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Investments's articles of incorporation or bylaws. Investments has taken, or will have taken prior to Closing, all actions required by law, its articles of incorporation, or otherwise to authorize the execution and delivery of this Agreement. Investments has, or will have prior to Closing, full power, authority, and legal right and has, or will have prior to Closing, taken all action required by law, its bylaws, articles of incorporation, memorandum and articles of association, and otherwise to consummate the transactions herein contemplated.

     Section 1.02 - Capitalization and Outstanding Shares. The authorized capitalization of Investments consists or will consist of ________ shares of stock, par value of $____ per share, of which Sweeney owns or will ______shares, and which constitutes or shall constitute all of the outstanding and issued shares of Investments to date of closing. Such shares are legally issued, fully paid, and non-assessable and not issued in violation of the pre-emptive or other rights of any person.

     Section 1.03 - Subsidiaries and Predecessor Corporations. Investments does not have any subsidiaries and does not own, beneficially or of record, any shares of any other corporation.

     Section 1.04 - Financial Statements.

          (a) As a newly formed company, Investments has no prepared financials. Investments only assets consist or will consist of the Real Property to be transferred therein.

          (b) Investments has or will have filed all income and/or franchise tax returns required to be filed by it from inception to the date of Closing.

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
          (c) Investments does not or will not owe any unpaid taxes (including any deficiencies, interest, or penalties) through the date of execution, for which Investments may be liable in its own right or as a transferee of the assets of, or as a successor to, any other corporation or entity.

          (d) The books and records, financial and otherwise, of Investments are in all material respects complete and correct; and Investments hereby grants Am-Pac the full right of access to any and all of these books or records.

          (e) Investments has or will have good and marketable title to its assets and, except as described herein, has or will have no material contingent liabilities, direct or indirect, matured or unmatured.

     Section 1.05 - Information. The information concerning Investments set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     Section 1.06 - Options or Warrants or Subscriptions. There are no existing options, warrants, calls, subscriptions or commitments of any character relating to the authorized and unissued Investments common stock, except options, warrants, calls or commitments, if any, to which Investments is not a party and by which it is not bound.

     Section 1.07 - Absence of Certain Changes or Events. Except as set forth in this Agreement or the Investments Schedules, since its incorporation:

        (a) there has not been or will there be to the Date of Closing (i) any material adverse change in the business, operations, properties, assets, or condition of Investments; or (ii) any damage, destruction, or loss to Investments (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of Investments.

        (b)  Investments  has not or will have not prior to Closing  (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock;
        (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Investments; (iv) made any material change in its method of management, operation or accounting; (v) entered into any other material transaction other than sales in the ordinary course of its business; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or
        arrangement  made  to,  for,  or  which  its  officers,   directors,  or
        employees;

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
          (c) Except liabilities incurred in the transfer of the Real Property from Sweeney, Investments has not, nor will it have (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent);ordinary course of business; (ii) paid or agreed to pay any material obligations or liability (absolute or contingent) other than current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this agreement and the consummation of the transactions contemplated hereby; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, is the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $1,000);
          (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business or Investments; or
          (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

          (d) to the best knowledge of Investments and Sweeney, Investments has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect the business, operations, properties, assets, or condition of Investments.

     Section 1.08 - Title and Related Matters. Investments has, or will have upon Closing, good and marketable title to all of its properties, inventory, interests in properties, and assets, real and personal, including but not limited to the Real Property, free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties and (c) as described below.

     Section 1.09 - Real Property.

        (a) Transfer to Investments. It is the parties intent, and a condition to the closing herein, that Sweeney transfer the Real Property to Investments prior to closing, by warranty deed, free and clear of all encumbrances except a first lien mortgage on the Commercial Lot of approximately $387,000 held by Murdock Savings & Loan Mortgage (or

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
        successor or assign); and a first lien mortgage on Residential Lot of approximately $55,000, held by Midland Mortgage (or successor or assign.).

        (b) Discharge of first mortgages. In order to discharge either or both of the first mortgages set forth above, Am-Pac may:

          1. Lend Investments, at the rate of ____%, the amount necessary to discharge the mortgages, estimated to be $387,000, and $55,000, and in such event shall receive a first lien on the Real Property in the amount necessary to discharge said mortgages, and all of the assets and accounts of Investments;

          2. Obtain third party financing to discharge both first lien mortgages on the Real Property, i.e. the Murdock Savings & Loan Mortgage, and the Midland Mortgage, and in such event shall have the right to mortgage the property in favor of the financing source; or

          3. Assume all financial obligations pursuant to both first lien notes on the Real Property, i.e. held by Murdock Savings & Loan Mortgage, and Midland Mortgage.

     In any event, Am-Pac shall use its best efforts to relieve Sweeney, individually from liability under the first lien notes of the Real Property.

        (c) Title Policy. Additionally, and regardless of which, if any, of the above options which Am-Pac may choose to refinance the Real Property, Sweeney shall provide an Owner's Policy of Title Insurance, or in the event that Am-Pac opts to refinance through third parties, a Lenders Policy of Title Insurance, (title policy) issued by an authorized title company in the amount of at least the appraised value(s), evidencing clear title to the Real Property, prior to Closing, and which shall be preceded by a Title Report or Commitment, accompanied by copies of all recorded documents relating to easements, rights-of-way, etc., affecting the Real Property. Am-Pac shall give Sweeney written notice on or before the expiration of ten (10) days after it receives the Title Report or Commitment that the condition of title as set forth therein is or is not satisfactory. Therefore, Sweeney and Investments shall promptly undertake to eliminate or modify all unacceptable matters to the reasonable satisfaction of Am-Pac. In the event they are unable to do so within ten (10) days after receipt of written notice, Am-Pac may terminate this agreement; otherwise, this condition shall be deemed to be acceptable and any objection thereto shall be deemed to have been waived for all purposes. The costs of the title report,commitment and policy shall be paid one-half by Am-Pac and one-half by Sweeney and deducted from the total amount of consideration provided in Article IV, i.e. the $1,690,000. Sweeney and Investments hereby authorize and instruct Am-Pac to deduct such amount from the consideration set forth in Article IV, issue a corresponding reduced number of Am-Pac shares to Sweeney, upon Closing.

        (d) Parties in PossessionThere are no parties in possession of any portion of the Real Property as lessees, tenants at sufferance, or trespassers other than T&P Investments, Inc, which operates a business known as "the Frat House." A description of T&P's leasehold interest is

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
        as follows:  ___________________________________________.Sweeney  agrees to transfer any such rights as Lessor to Investments prior to closing.

        (e) Access. The Real Property has full and free access to and from public highways, streets or roads and, there is no pending or threatened governmental proceeding that would impair or result in the termination of this access.

        (f) Litigation or Proceedings. There is no pending or threatened condemnation or similar proceeding or assessment affecting the Real Property, or any part thereof, nor is any such proceeding or assessment contemplated relating to the Real Property, or any part thereof.

     Section 1.10 - Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of Investments after reasonable investigation, threatened by or against Investments or affecting Investments or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Neither Sweeney nor Investments has any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation or any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default. Additionally, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of Sweeney after reasonable investigation, threatened by or against Sweeney or affecting Sweeney or his properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Sweeney does not have any knowledge of any material default on his part with respect to any judgment, order, injunction, decree, award, rule, or regulation or any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default. Sweeney and Investments represent and warrant that there are no claims regarding payment on any of the mortgages described above; and that such mortgages and related notes are current. However, the parties acknowledge a lawsuit between Mary Jean Hannah and T&P Investments, Inc., Cause no. C195/515 in Orange County, Florida, alleging wrongful death claims. Since T&P investments may have been a lessee of the Real Property transferred to Investments by Sweeney, the parties, while denying any and all liability, recognize a potential for premises liability and other litigation. Because all parties acknowledge the potential cost and inconvenience involved with litigation, and that a serious potential risk may be involved, Sweeney and Investments agree that Am-Pac may unilaterally terminate this contract in accordance with section 4.07(c), after its investigation of the claims and defenses associated with the Hannah lawsuit.

     Section 1.11 - Contracts. There are no material contracts, agreements, franchises, license agreements, or other commitments to which Investments is a party or by which it or any of its assets, products, licenses, or properties are bound other than the mortgages and related documents related to the financing and leasing of the Real Property described herein.

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
     Section 1.12 - Material Contract Defaults. Investments is not, nor will it be at the time of Closing, in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations properties, assets or condition of Investments and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Investments has not taken adequate steps to prevent such a default from occurring.

     Section 1.13 - No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Investments or Sweeney are a party or to which any of their properties or operations are subject. In the event that the transfer of the Real Property to Investments constitutes an event of default or triggers any acceleration or "Due on Sale" clause, Am-Pac may unilaterally terminate this agreement.

     Section 1.14 - Governmental Authorizations. Except as set forth in the Investments Schedules, Investments has or will have upon Closing, all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted, and hold title to the Real Property on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Investments of this Agreement and the consummation by Investments of the transaction contemplated hereby.

     Section 1.15 - Compliance With Laws and Regulations. Investments has complied with all applicable statues and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Investments or except to the extent that noncompliance would not result in the occurrence of any material liability for Investments.

     Section 1.16 - Approval of Agreement. The board of directors and sole shareholder of Investments has authorized the execution and delivery of this Agreement by Investments and has approved the agreement and the transactions contemplated hereby.

     Section 1.17 - Investments Schedules. Within 30 days after execution hereof, Investments and Sweeney will deliver to Am-Pac the following schedules, which are collectively referred to as the "Investments Schedules" and which consist of separate schedules dated as of the date of execution of this Agreement, all certified by the chief executive officer of Investments as complete, true, and correct as of the date of this Agreement in all material respects:

        (a) a schedule containing complete and correct copies of the certificate and articles of incorporation, as amended, and bylaws of Investments in

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        effect as of the date of this Agreement;

        (b) a schedule containing a list indicating the name and address of each Shareholder of Investments together with the number of shares owned by him, her or it;

        (c) a schedule containing a description of all property owned by Investments, and of the Real Property (which include the Commercial and Residential Lots described above), together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim, or equity interest of any nature whatsoever in such real property;

        (d) copies of all licenses, permits, and other governmental authorization (or requests or applications therefor) pursuant to which Investments carries on or proposes to carry on its business (except those which, in the aggregate, are immaterial to the present or proposed business of Investments)

        (e) proof,  satisfactory   to  Am-Pac,  that the Real Property  has been
        transferred to Investments,

        (f) a schedule  setting forth any other  information,  together with any
        required   copies  of  documents,   required  to  be  disclosed  in  the
        Investments Schedules by sections 1.01 through 1.17.

     Investments shall cause the Investments Schedules and the instruments and data delivered to Am-Pac hereunder to be updated after the date hereof up to and including the Closing Date. It is understood and agreed that not all of the schedules referred to above have been completed or are available to be furnished by Investments. Investments shall have a period of twenty (30) days after the date hereof to provide such schedules. If Investments cannot or fails to do so, or if Am-Pac finds the schedules unacceptable, Am-Pac may terminate this agreement by giving written notice to Investments within thirty (30) days after the schedules were due to be produced or were provided.

                                   ARTICLE II
                   REPRESENTATIONS, COVENANTS, AND WARRANTIES
                               OF THE SHAREHOLDER

     As an inducement to, and to obtain the reliance of Am-Pac, Sweeney additionally, represents and warrants as follows:

     Section 2.01 - Ownership of Investments Shares by Sweeney. Sweeney hereby represents and warrants with respect to himself that he is the legal and beneficial owner of _____ Investment shares (which constitute 100% of all of Investments's outstanding shares), free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever, including but not limited to any marital or community property interest) and that he has full

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right,  power,  and  authority  to  transfer,  assign,  convey,  and deliver its
Investments shares; and delivery of such shares at the closing will convey to Am-Pac good and marketable title to such shares and clear of any claims, charges, equities, liens, security interests and encumbrances whatsoever.

     Section 2.02 - Title to Real Property. Sweeney owns good and marketable title to the Real Property, excepting the first lien mortgages described in section 1.09, and shall transfer the Real Property to Investments, subject to those mortgages, within 30 days from execution hereof by Warranty Deed. Such transfer will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Investments or Sweeney are a party or to which any of their properties or operations are subject. In the event that the transfer of the Real Property to Investments constitutes an event of default or triggers any acceleration or "Due on Sale" clause, Am-Pac may unilaterally terminate this agreement. Additionally, Sweeney shall provide title policy and the costs associated therewith shall be paid one-half by Am-Pac and one-half by Sweeney as provided in Section 1.09.

                                   ARTICLE III
              REPRESENTATIONS, COVENANTS, AND WARRANTIES OF AM-PAC

     As an inducement to, and to obtain the reliance of Investments and the Investments Shareholder, Am-Pac represents and warrants as follows:

     Section 3.01 - Organization.Am-Pac is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets to carry on its business in all material respects as it is now being conducted, and there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Am-Pac Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation of Am-Pac as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Am-Pac's articles of incorporation or bylaws. Am-Pac has taken all action required by law its articles of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and Am-Pac has full power, authority, and legal right and has taken all action required by law, it articles of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

     Section 3.02 - Capitalization. Am-Pac's authorized capitalization consists of 149,900,000 shares of common stock, and 100,000 shares of Preferred Stock, par value $.001, of which 406,583 common shares are issued and outstanding. All issued and outstanding shares are legally issued, fully paid, non-assessable and not issued in violation of the pre-emptive or other rights of any person.

     Section 3.03 - Subsidiaries and Predecessor Corporation. Am-Pac International is a newly formed company whose sole purpose was to merge with Captain Tony's Pizza, Inc., (Captain Tony's) a New York Company whose shareholders and directors elected to reincorporate in the state of Nevada.
Articles of Merger have been, or are concurrently being filed with the appropriate state authorities. Pursuant to the plan of merger, Am-Pac shall succeed to all the assets and liabilities of Captain Tony's. Am-Pac owns one subsidiary, Leisureshare International Limited,. a British Virgin Island company which is currently negotiating an acquisition with a Spanish land development company. In the event that the acquisition of the Spanish company is consummated, Am-Pac will be obligated to issue approximately 16,000 Series A Convertible Preferred Shares, which shall be convertible at a rate of one preferred share for 500 common shares, and approximately 2,500,000 shares of Am-Pac common stock. Additionally, Captain Tony's executed an Acquisition Agreement with the Shareholders of Pacific Foods Limited, a BVI corporation, to acquire all of the shares of that company. Pursuant to that agreement, Am-Pac is obligated to issue 7,000,000 shares of its common stock to the Pacific Foods shareholders; and Michael Martella is granted an option to purchase an 100,000 shares of Am-Pac common stock. Am-Pac is negotiating with Martella for an option to purchase another 250,000 shares.

     Section 3.04 - Financial Statements.

          (a) Included in the Am-Pac Schedule are the audited balance sheets of its predecessor company Captain Tony's Pizza, Inc. as of December 31, 1995, and the related audited statements of operations, stockholders' equity and changes in financial position for the fiscal year ended December 31, 1995, together with the notes to such statements and the opinion of certified public accountants. Also included are Captain Tony's most recently prepared quarterly report.

          (b) All such  financial  statements  have been  prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The Am-Pac balance sheets present fairly as of their respective dates the financial condition of Am-Pac. Am-Pac did not have as of the date of any such Am-Pac balance sheet, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto. All assets reflected therein are properly reported and present fairly the value of the assets of Am-Pac, in accordance with generally accepted accounting principles. The statements of operations, stockholders' equity and changes in financial position reflect fairly the information required to be set forth therein by generally accepted accounting principles.

          (c)  Am-Pac has no  liabilities  with  respect  to the  payment of any federal, state, county local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

          (d) Am-Pac has filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. None of such federal income tax returns have been examined by the Internal Revenue Service. Each of such income tax return reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

          (e) Am-Pac's books and records, are in all material aspects complete, correct and have been maintained in accordance with good business and accounting practices.

     Section 3.05 - Information. The information concerning Am-Pac set forth in this Agreement and the Am-Pac Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     Section 3.06 - Opinions or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of Am-Pac, except options, warrants, calls or commitments, if any, to which Am-Pac is not a party and by which it is not bound.; and the obligations described herein.

     Section 3.07 - Title and Related Matters. Am-Pac has good and marketable title to all of its properties, inventory, interest in properties, and assets, real and personal, which are reflected in Am-Pac's most recent balance sheet or acquired after that date (except properties, interest in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except
(a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; (c) as described in the Am-Pac Schedules.

     Section 3.08 - Litigation and Proceedings. Am-Pac is involved as a defendant in litigation with a plaintiff in Cleveland Ohio regarding claims in excess of $25,000.

     Section 3.09 - Compliance With Laws and Regulations. To the best of its knowledge, Am-Pac has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or conditions of Am-Pac or except to the extent that noncompliance would not result in the occurrence of any material liability, except certain filing reports with the Securities and Exchange Commission, as noted in the attached schedules.

     Section 3.10 - Approval of Agreement. The board of directors of Am-Pac has authorized the execution and delivery of this Agreement by Am-Pac and has approved this Agreement and the transactions contemplated hereby.

     Section 3.11 - Continuity of Business Enterprises. Am-Pac has no commitment or present intention to liquidate Investments or sell or otherwise dispose of a material portion of Investments's business or assets following the consummation of the transactions contemplated hereby.

     Section 3.12 - Am-Pac Schedules. Am-Pac has delivered to Investments the following schedules, which are collectively referred to as the "Am-Pac Schedules" and which consist of separate schedules, which are dated the date of this Agreement, all certified by the chief executive officer of Am-Pac to be complete, true, and accurate:

     (a) a schedule containing complete and accurate copies of the articles of incorporation of Am-Pac as in effect as of the date of this Agreement;

     (b) a schedule containing a complete and accurate copy of the Am-Pac quarterly report on Form 10QSB for the three month period ending September 30, 1996, including the unaudited financial statements identified in section 3.04(a)

     (c) a schedule containing a copy of the Am-Pac annual report on Form 10-KSB for the year ended December 31, 1995 which complies in all material respects with the applicable requirements of the Securities Act of 1934, as amended;

     (d) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed to the Exchange in the Am-Pac Schedules by Article III.

     Am-Pac shall cause the Am-Pac Schedules and the instruments and data delivered to Investments hereunder to be updated after the date hereof up to and including the Closing Date.

     It is understood and agreed that not all of the schedules referred to above have been completed or are available to be furnished by Am-Pac. Am-Pac shall have a period of twenty (20) days after the date hereof to provide such schedules. If Am-Pac cannot or fails to do so, or if Investments finds the schedules unacceptable, and after Investments gives Am-Pac written notice of such failure or unacceptability and a 10 day period to cure, Investments may terminate this agreement by giving written notice to Investments within thirty
(30) days after the schedules were due to be produced or were provided.

                                   ARTICLE IV
                                PLAN OF EXCHANGE

        Section 4.01 - The Exchange. Only after the Real Property has been transferred to Investments, subject to the satisfaction of Am-Pac, and on the terms and subject to the conditions set forth in this Agreement, Sweeney hereby agrees to assign, transfer, and deliver to Am-Pac, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the following number of shares of common stock of

Investments: ____ shares from Sweeney, constituting 100% of the issued and outstanding shares of common stock of Investments, and Am-Pac agrees to acquire such shares on such date by issuing and delivering in exchange therefor shares of Am-Pac restricted common stock, par value $.001, in the amount of $1,690,000 less: (1) the amount of the first lien mortgage on the Residential Lot at Closing, (2)one- half the amount of the title report and policy pursuant to section 1.09, and (3) $100,000 in Finders Fees as set forth in section 4.06, worth of such shares as follows:

     The number of Am-Pac shares to be received shall be determined by dividing the dollar number by the Market Price at which Am-Pac shares are trading. Market Price is defined as the average of the closing bid and ask prices of the Am-Pac common stock for the five consecutive trading days immediately prior to the Closing Date as reported by NASDAQ.

     The $1,690,000, less (1) the amount of the first lien mortgage on the Residential Lot at Closing, (2)one-half the amount of the title report and policy pursuant to section 1.09, and (3) $100,000 in Finders Fees as set forth in section 4.06, worth of Am-Pac shares to be received in accordance herewith shall be referred to as the "Exchanged Am-Pac Stock." At the Closing, Sweeney shall, on surrender of its certificate or certificates, representing such 100% of Investments shares to Am-Pac, be entitled to receive a certificate or certificates evidencing $1,690,000 less (1) the amount of the first lien mortgage on the Residential Lot at Closing, (2) the amount of the title report and policy pursuant to section 1.09, and (3) $100,000 in Finders Fees as set forth in section 4.06 by Am-Pac, worth of Am-Pac stock as determined in accordance with this section 4.01.

     Section 4.02 - Registration Rights.If at any time after the Closing Date, Am-Pac files a registration statement (the "Registration Statement") with respect to the sale of any of its shares of Common Stock, the Company shall give written notice thereof to Sweeney. If Sweeney shall propose to offer or sell up to $250,000 worth of his Exchanged Am-Pac Stock, (the number of such shares shall be determined by dividing the dollar amount by the market price defined in section 4.01), under circumstances requiring registration, Sweeney may, within ten days after the date of its receipt of such notice from Am-Pac, request in writing that Am-Pac include in the Registration Statements shares of the Company's stock proposed to be offered or sold by Sweeney, which shall not exceed the value of $250,000, as described herein, (hereinafter referred to as the "Offered Securities") and Am-Pac shall use its best efforts to include the Offered Securities in the registration.

     Section 4.03 - Private Offering. If at any time for a period of one year from the date of execution hereof, Am-Pac completes a Private Offering Placement in excess of $2,500,000, then for a period not to exceed 30 days from the receipt of the $2,500,000, Sweeney shall have an option to exchange $250,000 worth of his Exchanged Am-Pac shares (the number of such shares shall be determined by dividing the dollar amount by the market price defined in section 4.01) for $250,000 cash.

     Section 4.04 - Closing. The closing ("Closing") of the transactions contemplated by this Agreement shall be on a date and at such time and place as the parties may mutually agree ("Closing Date".)

     Section 4.05 - Closing Events. At the Closing, each of the respective parties hereto shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, ruling or deeds or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby. A Title policy shall issue as provided herein.

     Section 4.06 - Finder's Fees. Sweeney agrees to pay a finder's fee to Matt Gillio and Carl Miller as follows: Upon closing, Sweeney authorizes Am-Pac to reduce the total number of shares which he is to receive under this agreement by $50,000 worth and to issue such $50,000 worth of its common stock, the total number of which shall be determined by dividing $50,000 by the market price as defined in section 4.01, to Matt Gillio. Additionally, Sweeney authorizes Am-Pac to reduce the total number of shares which he is entitled to receive under this agreement by another $50,000 worth, and to issue such $50,000 worth of its common stock, the total number of which shall be determined by dividing $50,000 by the market price as defined in section 4.01 to Carl Miller. All shares issued pursuant to this section shall be restricted and bear a restrictive legend as required by Am-Pac.

     Section 4.07 - Termination.

     (a) This Agreement may be terminated by the board of directors of either Am-Pac or Investments at any time prior to the Closing Date if:

          (i) there shall be any additional, i.e. actual or threatened action or proceeding before any court or any governmental body which has not been disclosed in this agreement and which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement;

          (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the judgment of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the exchange; or

          (iii) there shall have been any change in the latest balance sheets of Am-Pac, in the assets, properties, business, or financial condition of

          Am-Pac, which could have a materially adverse affect on the value of the business of Am-Pac, except any changes disclosed in the Am-Pac Schedules, as the case may be, dated as of the date of the execution of this Agreement; or

          (iv) there shall have been any change in the assets, properties, business, or financial condition of Investments, which could have a materially adverse affect on the value of the business of Investments, except any changes disclosed in the Investments Schedules, as the case may be, dated as of the date of the execution of this Agreement; or

          (v) the Board of Directors of Am-Pac or Investments or the Shareholder determine in good faith that a condition to closing has not occurred

     In the event of termination pursuant to this paragraph (a) of Section 4.06, no obligation, right or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein contemplated.

     (b) This Agreement may be terminated at any time prior to the Closing by action of the board of directors of Am-Pac, if Investments or Sweeney shall fail to comply in any material respect with any of their covenants or agreements contained in this Agreement or if any of the representations or warranties of Investments or Sweeney contained herein shall be inaccurate in any material respect, including but not limited to:

          (1) the real property to be transferred to Investments pursuant to this agreement, shall be found to have additional encumbrances other then those contemplated by this agreement; or

          (2)  a title policy shall fail to issue covering such real property.

     If this Agreement is terminated pursuant to this paragraph (b) of Section 4.06, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder, except that Investments and Sweeney shall bear their own costs as well as the reasonable costs of Am-Pac in connection with the negotiations, preparation, and execution of this Agreement, and matters connected therewith; and qualifying the offer and sale of securities contemplated hereby for execution from the registration requirements of state and federal securities laws.

     (c) The Board of Directors of Am-Pac may unilaterally terminate this contract if in their sole judgment, they determine that the potential liability of Investments in conjunction with the litigation involving Page Hannah, and/or wrongful death claims does not justify the economic risk of Am-Pac's investing in Investments. In the event of termination pursuant to this paragraph (c) of Section 4.06, no obligation, right or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein contemplated.

     (d) This Agreement may be terminated at any time prior to the Closing by action of the board of directors of Investments or by the Shareholder if Am-Pac shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Am-Pac contained herein shall be inaccurate in any material respect. If this Agreement is terminated pursuant to this paragraph (d) of Section 4.06, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder, except that Am-Pac shall bear its own costs as well as the reasonable costs of Investments incurred in connection with the negotiation, preparation and execution of this Agreement.

                                    ARTICLE V
                                SPECIAL COVENANTS

     Section 5.01 - Access to Properties and Records. Am-Pac and Investments will each afford to the officers and authorized representatives of the other full access to the properties, books and records of Am-Pac or Investments as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of Am-Pac or Investments, as the case may be, as the other shall from time to time reasonably request.

     Section 5.02 - Delivery of Books and Records. At the Closing, Investments shall deliver to Am-Pac the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of Investments now in the possession of Investments or its representatives.

     Section 5.03 - Special Covenants and Representations Regarding the Exchanged Am-Pac Stock. The consummation of this Agreement and the transactions herein contemplated, including the issuance of the Exchanged Stock to the Shareholder of Investments as contemplated hereby, constitutes the offer and sale of securities under the Securities and Exchange Act and applicable state statutes. Sweeney acknowledges that the shares of Am-Pac to be delivered to him pursuant to this Agreement have not been registered under the Securities Act of 1993 as amended, referred to in this Agreement as the "Securities Act," or the laws of any other jurisdiction, and that therefore the stock is not fully transferable except as permitted under various exemptions, if any contained in the Securities Act and the rules of the Securities and Exchange Commission interpreting the act. Under US law, Am-Pac Common Stock cannot be sold or transferred by the shareholder unless they are subsequently registered under applicable law or an exemption from registration is available. Am-Pac is not required to register or assist in the registration of the Am-Pac Common Stock except as provided in section 4.02 or to make any exemption from registration available. The provisions contained in this paragraph are intended to ensure compliance with the Securities Act.. Sweeney represents and warrants to Am-Pac that he is acquiring the shares of Am-Pac common stock under this Agreement for his own account for investment, and not for the purpose of resale or any other distribution of such shares. Sweeney also represents and warrants that he has no present intention of disposing of all or any part of such shares at any particular time, for any particular price or on the happening of any particular circumstances. Sweeney further represents that he has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in Am-Pac. Sweeney acknowledges that Am-Pac is relying on the truth and accuracy of these warranties and representations in issuing the shares without first registering the shares under the Securities Act. Sweeney covenants and represents that none of the shares of Am-Pac capital stock to be issued to him pursuant to this Agreement, will be offered, sold, assigned, pledged, transferred, or otherwise disposed of except after full compliance with all of the applicable provisions of the 1933 act and the rules and regulations of the Securities and Exchange Commission under the 1933 act. Therefore Sweeney agrees not to sell or otherwise dispose of any of the shares of Am-Pac common stock received pursuant to this agreement unless such is done pursuant to section 4.02 or Sweeney: 1. has delivered to Am-Pac a written legal opinion in form and substance satisfactory to counsel for Am-Pac to the effect that the disposition is permissible under the terms of the Securities Act and regulations interpreting the act; 2. has complied with the registration and propectus requirements of the 1933 act relating to such disposition; or 3. has presented Am-Pac satisfactory evidence that such a disposition is exempt from registration under the act. Am-Pac shall place a stop transfer order against transfers of shares until one of the conditions set forth in this paragraph have been met. Furthermore Sweeney agrees that the certificates evidencing the shares that he will receive under this agreement will contain the following legend:

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN TAKEN FOR INVESTMENT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS A REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED IS IN EFFECT FOR THE SECURITIES, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS IN FACT APPLICABLE TO SUCH OFFER OR SALE, AND SUCH EXEMPTION IS EVIDENCED BY AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER.

     Section 5.04 Short Positions Prohibited. For a period beginning from the closing date and ending on the second anniversary of the closing date neither Sweeney nor any of his affiliates, subsidiaries, officers, directors or agents, shall directly or indirectly maintain, or assist in maintaining any short position in the securities of Am-Pac.

     Section 5.05 - Third Party Consents and Certificates. Am-Pac and Investments agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein and therein contemplated.

     Section 5.06 - Actions Prior to Closing.

        (a) From and after the date of this Agreement until the Closing Date and except as set forth in the Am-Pac or Investments Schedules or as permitted or contemplated by this Agreement, Am-Pac, Investments and Sweeney, respectively, will each:

               (i) carry on their business in substantially the same manner as they had heretofore;

               (ii) maintain and keep their properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

               (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by them including sufficient insurance to cover the Real Property and the improvements thereon;

               (iv) perform in all material respects all of their obligations under material contracts, leases, and instruments relating to or affecting their assets, properties, and business;

               (v) use their best efforts to maintain and preserve their business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

               (vi) fully comply with and perform in all material respects all obligations and duties imposed on them by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

        (b) From and after the date of this Agreement until the Closing Date, neither Am-Pac, Sweeney nor Investments will:

               (i) make any changes in their articles of incorporation or bylaws;

               (ii) take any action described in Section 1.07 in the case of Investments, or in Section 3.07, in the case of Am-Pac (except as permitted therein or as disclosed in the applicable party's schedules); or

               (iii) enter into or amend any contract, agreement, or other instruments of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services; and Am-Pac may execute the exchange agreement with the Spanish development company referenced herein and may continue to negotiate and seek opportunities to acquire business, and enter contracts accordingly.

     Section 5.07 - Sales Under Rule 144 or 145, if Applicable.

     (a) Am-Pac will use its best efforts to at all times comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and NASD, including timely filing of all periodic reports required under the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

     (b) Upon being informed in writing by any such person holding restricted stock of Am-Pac as of the date of this Agreement that such person intends to sell any shares under Rule 144 or Rule 145 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), Am-Pac will certify in writing to such person that it has filed all of the reports required to be filed by it under the Exchange Act to enable such person to sell such person's restricted stock under Rule 144 or 145, as may be applicable in the circumstances, or will inform such person in writing that it has not filed any such report or reports.

     (c) If any certificate representing any such restricted stock is presented to Am-Pac's transfer agent for registration of transfer in connection with any sale theretofore made under Rule 144 or 145, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to Am-Pac and its counsel that stock transfer has complied with the requirements of Rule 144 or 145, as the case may be, Am-Pac will promptly instruct its transfer agent to register such shares and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144 or 145, as the case may be, free of any stop transfer order or restrictive legend. The provisions of this Section 5.07 shall survive the Closing and the consummation of the transactions contemplated by this Agreement.

     Section 5.08 - Indemnification.

     (a) Investments and Sweeney hereby agree to indemnify Am-Pac and each of the officers, agents and directors of Am-Pac as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Articles I and II of this Agreement. Additionally, if any government authority shall tax the transfer of the

     Real Property from Sweeney to Investments, Sweeney agrees to promptly pay such tax and shall indemnify and hold Am-Pac and Investments harmless from any liability resulting from said transfer. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

     (b) Am-Pac hereby agrees to indemnify Investments and each of the officers, agents, and directors of Investments as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article III of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the interactions contemplated hereby and termination of this Agreement.

                                   ARTICLE VI
                         CONDITIONS PRECEDENT TO OBLIGATIONS OF AM-PAC

     The obligations of Am-Pac under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     Section 6.01 - Accuracy of Representations. The representations and warranties made by Investments and the Investments Shareholder in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), Investments and the Investments Shareholder shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Investments and the Investments Shareholder prior to or at the Closing. Am-Pac shall be furnished with a certificate, signed by a duly authorized executive officer of Investments and dated the Closing Date, to the foregoing effect.

     Section 6.02 - Officer's Certificate. Am-Pac shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Investments to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of Investments threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the Investments Schedules, by or against Investments, which might result in any material adverse change in any of the assets, properties, business, or operations of Investments.

     Section 6.03 - No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of Investments nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of Investments.

     Section 6.04 - Good Standing. Am-Pac shall have received a certificate of good standing from the Secretary of the State of Florida, dated as of a date within ten days prior to the Closing Date certifying that Investments is in good standing as a corporation in Florida.

     Section 6.05 - Real estate. Am-Pac shall have received satisfactory verification, that the Real Property has been transferred to Investments, in accordance with this agreement, and that such Real Property, shall be subject only to the first liens described in section 1.09. Am-Pac shall likewise have received evidence that the lease agreement with T&P shall also have been transferred to Investments. Subsequent to the transfer to Investments, and before Closing, Am-Pac shall have received a title commitment ensuring good and marketable title to the Real Property.

     Section 6.06 - Other Items.

     (a) Am-Pac shall have received a Shareholder list of Investments containing the name, address, and number of shares held by each Investments Shareholder, certified by an executive officer of Investments as being true, complete and accurate,

     (b) Am-Pac shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as Am-Pac may reasonably request.

                                   ARTICLE VII
               CONDITIONS PRECEDENT TO OBLIGATIONS OF INVESTMENTS
                        AND THE INVESTMENTS SHAREHOLDERS

     The obligations of Investments and the Investments Shareholder under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     Section 7.01 - Accuracy of Representations. The representations and warranties made by Am-Pac in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Am-Pac shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Am-Pac prior to or at the Closing, Investments shall have been furnished with a certificate, signed by a duly authorized executive officer of Am-Pac and dated the Closing Date, to the foregoing effect.

     Section 7.02 - Officer's Certificate. Investments shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized executive officer of Am-Pac, to the effect that no litigation, proceeding, investigation or inquiry is pending, other than those disclosed herein, or to the best knowledge of Am-Pac threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     Section 8.01 - Brokers. Am-Pac, Sweeney and Investments agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement, other than Matt Gillio and Carl Miller.

     Section 8.02 - Governing Law. This Agreement shall be governed by, enforce, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of Florida.

     Section 8.03 - Notices. Any notice or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

        If to Am-Pac, to:    Thomas Tedrow.
                             431 E. Central Blvd., Suite 900
                             Orlando, Nevada 32801


        With copies to:      Vanderkam and Sanders
                             Hank Vanderkam
                             440 Louisiana, Suite 475
                             Houston, Texas  77002

        If to Investments, toAm-Pac Investments Corp.
                             Thomas Sweeney
                             11599 Colonial Drive East
                             Orlando, Nevada 32817

        If to Thomas         Thomas Sweeney
        Sweeney:             11599 Colonial Drive East
                             Orlando, Nevada 32817

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed or telegraphed.

     Section 8.04 - Attorney's Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

     Section 8.05 - Confidentiality. Each party hereto agrees with the other parties that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, as such other party, and shall not use such disclosure data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; and (ii) to the extent that such disclosure data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, workpapers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

     Section 8.06 - Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

     Section 8.07 - Third Party Beneficiaries. This contract is strictly between Am-Pac and Investments, and the Investments Shareholder and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

     Section 8.08 - Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof.

     Section 8.09 - Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of three months. All rights and obligations under this entire agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators and assigns of the parties.

     Section 8.10 - Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

     Section 8.11 - Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same of any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and say term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision in intended.

     IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be extended by their respective officers, hereunto duly authorized, as of the date first-above written.

ATTEST:                                     Am-Pac International, Inc..

/s/ illegible                               /s/ illegible
-------------------                         -----------------------
Secretary or Assistant Secretary            By: Thomas Tedrow
/s/ Zebin Xu                                    President
-------------------
Zebin Xu


ATTEST:                                     Am-Pac Investments, Inc.

/s/ illegible                               /s/ Thomas Sweeney
---------------------                       ------------------------
Secretary of Assistant Secretary            By: Thomas Sweeney
                                            President

                                            The Investments Shareholder

                                            /s/ Thomas Sweeney
                                            -------------------------
                                            Thomas Sweeney

State of FLORIDA      }
                      }
County of ORANGE      }

        SUBSCRIBED AND SWORN TO BEFORE ME, the undersigned authority, for the above stated purposes by Thomas Sweeney, the President and/or Promoter of Am-Pac Investments, Inc., to certify which witness my hand and seal of office on this the 17th of December, 1996.


                          /s/ Cheryl L. Piper
                          ---------------------------
                          Cheryl L. Piper
                          Notary Public in and for the
                          State of Florida
                          Commission #CC452632
                          Expires April 13, 1999



State of FLORIDA      }
                      }
County of ORANGE      }


        SUBSCRIBED AND SWORN TO BEFORE ME, the undersigned authority, for the above stated purposes by Thomas Tedrow, the President of "Am-Pac", to certify which witness my hand and seal of office on this the 17th of December, 1996.


                          /s/ Cheryl L. Piper
                          ---------------------------
                          Cheryl L. Piper
                          Notary Public in and for the
                          State of Florida
                          Commission #CC452632
                          Expires April 13, 1999


State of FLORIDA      }
                      }
County of ORANGE      }

        SUBSCRIBED AND SWORN TO BEFORE ME, the undersigned authority, for the above stated purposes by Thomas Sweeney, to certify which witness my hand and seal of office on this the 17th of December, 1996.



                          /s/ Cheryl L. Piper
                          ---------------------------
                          Cheryl L. Piper
                          Notary Public in and for the
                          State of Florida
                          Commission #CC452632
                          Expires April 13, 1999

                                    EXHIBIT 1

Legal Description of all Real Property and improvements commonly described as 11599 Colonial Drive East, Orlando Florida 32817, including but not limited to the Commercial Lot

                                    EXHIBIT 2

Legal Description of all Real Property and improvements commonly described as 11637 Orpington Street, Orlando, Florida, 32817, including but not limited to the Residential Lot



                                       27